UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

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XM SATELLITE RADIO HOLDINGS INC.

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XM Satellite Radio Holdings Inc. has prepared a list of questions and answers regarding its proposed business combination with Sirius Satellite Radio Inc., some or all of which may be used in communications with consumers, employees, investors and others from and after March 1, 2007.

Frequently Asked Questions

General

1.	What did SIRIUS and XM announce?

On February 19, 2007, SIRIUS and XM entered into a definitive agreement to combine in a merger of equals. Together, we will create the nation’s premier audio entertainment provider with a stronger platform for future innovation and expanded programming choice.

The merger of SIRIUS and XM is all about offering consumers more choice and value – a greater range of programming, the best content on radio, and the best devices and technology from both platforms.

2.	What is the strategic rationale for a combination of XM and SIRIUS?

This merger of SIRIUS and XM is all about offering consumers more choice and value – a greater range of programming, the best content on radio, and the best devices and technology from both platforms.

Currently XM and SIRIUS broadcast a wide range of commercial-free music, exclusive and non-exclusive sports coverage, news, talk, and entertainment programming. The combined entity expects to offer the best content from each company by eliminating some duplicative programming, and will be able to offer a wider range of programs to reflect the diversity and demands of our rapidly growing listener base.

We believe that this is the next logical step in the evolution of satellite radio. Together, our best-in-class combined management team and programming content will create unprecedented choice for consumers, while creating long-term value for shareholders of both companies.

3.	What will the combined company be called?

The companies will continue to operate independently until the transaction is completed and will work together to determine the combined company’s corporate name and headquarters location prior to closing.

Marketing is an important part of both companies’ businesses and both XM and SIRIUS do it very well. Representatives from both organizations will work together to the extent legally permissible, to develop the best branding and marketing strategy for the combined company.

4.	Where will the combined company be headquartered?

The companies will continue to operate independently until the transaction is completed and will work together to determine the combined company’s headquarters location prior to closing. We will make a joint decision on what makes the most sense for our shareholders, customers and employees. We will continue to have strong presence in both DC and NY.

5.	Who will run the new company?

Gary Parsons will be the chairman of the combined company. Mel Karmazin will be the chief executive officer. The combined company will benefit from a highly experienced management team from both companies with extensive industry knowledge in radio, media, consumer electronics, OEM engineering and technology. Further management appointments will be announced prior to closing.

6.	What will the Board structure be for the merged company?

The new company’s Board of Directors will consist of 12 directors, including Gary Parsons, Chairman of XM; Mel Karmazin, CEO of SIRIUS; and four independent members designated by each company, as well as one representative from each of General Motors and American Honda.

7.	What approvals are necessary for the transaction to close? When do you expect the transaction to close?

The transaction is subject to approval by both companies’ shareholders, the satisfaction of customary closing conditions and regulatory approvals, including antitrust and FCC approvals. Subject to these approvals, the companies expect the transaction to be completed by the end of 2007.

Consumers

8.	How will this merger benefit me as a customer?

The combined company will provide consumers with a broader selection of content, including a wide range of commercial-free music channels, exclusive and non-exclusive sports coverage, news, talk, and entertainment programming.

Together, SIRIUS and XM will improve existing products such as real-time traffic and rear-seat video and introduce new ones such as advanced data services including enhanced traffic, weather and infotainment offerings. The merger will enable the combined company to develop and introduce a wider range of lower cost, easy-to-use, and multi-functional devices through efficiencies in chip set and radio design and procurement.

9.	Will my existing radio continue to work after the companies merge? If I buy a radio today, will it continue to work after the companies merge?

SIRIUS and XM have millions of radios already in use in the marketplace. Any radios or other equipment that subscribers currently use will be fully supported by SIRIUS and XM for many years to come. Following the merger, we expect that existing radios will all be able to receive a mix of programming from both services. There will be no need to buy a new radio.

10.	Should I buy a radio today or wait for a dual-service radio? I want to buy a second radio; should I wait for the new models?

There’s never been a better time to be a SIRIUS or XM subscriber. As subscribers, you will be able to enjoy SIRIUS’ or XM’s current programming. Any radios or other equipment that subscribers currently use will be fully supported by SIRIUS and XM for many years to come. Furthermore, following the merger, we expect that existing radios will all be able to receive a mix of programming from both services.

11.	Will I continue to enjoy my current programming after the merger?

You can expect some changes in programming as we combine the best from both services and continue to innovate, as we have always done, to continue to deliver you the best programming available.

12.	What should I expect in terms of subscription costs after the merger?

We operate in a very competitive environment and must maintain a competitive subscription price in order to attract and maintain subscribers. As a merged company, we will be able to offer even more flexibility in subscriptions and programming selection.

Any plan you sign up for now will be honored by the merged company.

13.	Which company’s satellites will the merged company use? How long will you operate both satellite systems?

Each of our satellite systems will continue to operate for many years to come providing uninterrupted service to the millions of radios in use today.

14.	What will the merged programming lineup look like?

The merger of SIRIUS and XM is all about offering consumers more choice – content at lower prices, a greater range of programming, the best content on radio, and the best devices and technology from both platforms. The combined company will provide consumers with a broader selection of content, including a wide range of commercial-free music channels, exclusive and non-exclusive sports coverage, news, talk, and entertainment programming.

Following the merger, we expect that existing radios will all be able to receive a mix of programming from both services. Together, XM and SIRIUS will be able to improve on products such as real-time traffic and rear-seat video and introduce new ones such as advanced data services including enhanced traffic, weather and infotainment offerings.

Distribution Partners

15.	Have you talked to the distribution partners?

We have been speaking with our distribution partners and have received very positive feedback.

OEM

16.	Will SIRIUS and XM move to a shared technology with its OEM partners?

Each of our satellite systems will continue to operate for many years to come providing uninterrupted service to the millions of radios in use today.

17.	Will the transition have any impact on the millions of customers who already have a factory-installed satellite radio?

No. Each of our satellite systems will continue to operate for many years to come providing uninterrupted service to the millions of radios in use today.

18.	Will a consumer who already has a factory-installed satellite radio need to change their radio to get the new merged service?

Current automotive customers will not have to change a thing – their current level of service will remain uninterrupted with their current hardware.

19.	Will we have to engineer a new technology platform into our vehicles?

We will work closely with our automotive partners to determine if and when a transition to any new technology would occur. As we work to finalize the merger, we will address all those types of questions over the coming months.

20.	Given the long OEM planning cycles, what should our vehicle product planning groups be doing now to be in the best position to accommodate this change?

Both companies look forward to working closely with you over the coming months to ensure that our combination only makes a positive difference in our relationship with you and with our mutual customers. Our ultimate goal is to help make the driving experience better and customers happier. We believe this will be accomplished through the greater content and choice that this combination delivers.

Retail

21.	Will you continue to ship products to retail distributors?

Absolutely. It is business as usual and we will continue to produce and ship radios in the ordinary course.

22.	Will existing contracts with retailers be consolidated?

Both companies will continue to operate independently until we receive regulatory and stockholder approvals and close the transaction. Accordingly, we will continue to operate under the existing arrangements.

23.	How soon should retailers expect new combined marketing programs and packages?

SIRIUS’ and XM’s independent marketing programs and packaging will continue. Marketing is an important part of both companies’ businesses and both XM and SIRIUS do it very well. Representatives from both organizations will work together, to the extent legally permissible, to develop the best branding and marketing strategy for the combined company.

Programming Partners

24.	How will a merger affect contracts with content providers, both exclusive and non-exclusive?

We will honor all of our existing contracts.

25.	How will the merged company handle duplicative programming?

We will be evaluating our entire content lineup and will seek to provide the broadest consumer choice in programming consistent with the terms of our contracts with content providers.

Shareholders

26.	Why is this a merger of equals?

Given the size of the companies and the significant cost synergies we expect to achieve, a merger of equals made the most sense.

27.	What will happen to my XM stock once the merger closes?

Under the terms of the agreement, XM shareholders will receive 4.6 shares of SIRIUS common stock for each share of XM stock they own. After your XM shares are exchanged, your SIRIUS shares will represent your ownership interest in the combined company. Upon completion of the transaction, SIRIUS stock will continue to be traded on the NASDAQ; XM shares will no longer be traded. We expect that the combined company will be owned approximately 50/50 by the existing SIRIUS and XM stockholders.

28.	What will happen to my SIRIUS stock once the merger closes?

The number of SIRIUS shares you own today will not be affected by the merger. After the completion of the merger, your SIRIUS shares will represent your ownership interest in the combined company. Under the terms of the agreement, XM shareholders will receive 4.6 shares of SIRIUS common stock for each share of XM stock they own. Upon completion of the transaction, SIRIUS stock will continue to be traded on the NASDAQ; XM shares will no longer be traded. We expect that the combined company will be owned approximately 50/50 by the existing SIRIUS and XM stockholders.

29.	What is the premium to be received by stockholders of XM as a result of the merger with SIRIUS?

Based upon the closing prices of each of XM and SIRIUS on February 16, 2007 (the last trading day prior to the announcement of the transaction), the implied premium to be received by XM stockholders is 21.7%. The 21.7% premium is calculated by multiplying SIRIUS’s closing stock price on February 16, 2007 of $3.70 by the number of SIRIUS shares to be received for each share of XM common stock (4.6) upon closing of the merger. This yields an implied XM stock price of $17.02 per share of XM common stock. The implied XM stock price of $17.02 less XM’s closing stock price on February 16, 2007 of $13.98 yields an implied premium of $3.04. The implied per share premium of $3.04 divided by XM’s closing stock price on February 16, 2007 of $13.98 can be expressed as an implied premium of 21.7%.

This calculation reflects only the closing prices of XM and SIRIUS on February 16, 2007 and does not reflect the stock prices of XM and SIRIUS on days prior to or following February 16, 2007. As a result, the implied premium of 21.7% is measured only as of February 16, 2007 and will likely change as the stock prices of each of XM and SIRIUS fluctuate between February 16, 2007 and the closing of the merger. For example, if at any point in time XM’s stock price is trading at $17.02 and SIRIUS’s stock price is trading at $3.70, then there will be no implied premium for holders of XM common stock at that point in time.

Employees

30.	Do XM and SIRIUS share the same entrepreneurial spirit?

Yes. XM and SIRIUS have a lot in common. Our leadership and employees share the same spirit of entrepreneurship and excitement about innovation and we all look forward to adopting the best aspects of each company into the combined company.

31.	What will the combined workforce look like?

The combined company will have a highly experienced management team from both companies with extensive industry knowledge in radio, media, consumer electronics, OEM engineering and technology. We will assemble the brightest minds and creative genius from both companies and have the absolute best, most experienced team to take the company forward.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Sirius Satellite Radio Inc. and XM Satellite Radio Holdings Inc., including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of SIRIUS’ and XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: general business and economic conditions; the performance of financial markets and interest rates; the ability to obtain governmental approvals of the transaction on a timely basis; the failure of SIRIUS and XM shareholders to approve the transaction; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of SIRIUS and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties, including manufacturers of radios, retailers, automakers and programming providers. Additional factors that could cause SIRIUS’ and XM’s results to differ materially from those described in the forward-looking statements can be found in SIRIUS’ and XM’s Annual Reports on Form 10-K for the year ended December 31, 2005, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and Sirius and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Important Additional Information Will be Filed with the SEC

This communication is being made in respect of the proposed business combination involving SIRIUS and XM. In connection with the proposed transaction, SIRIUS plans to file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of SIRIUS and XM plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of SIRIUS and XM. INVESTORS AND SECURITY HOLDERS OF SIRIUS AND XM ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by SIRIUS and XM through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to Sirius Satellite Radio Inc., 1221 Avenue of the Americas, New York, NY 10020, Attention: Investor Relations or by directing a request to XM Satellite Radio Holdings Inc., 1500 Eckington Place, NE Washington, DC 20002, Attention: Investor Relations.

SIRIUS, XM and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding SIRIUS’ directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 13, 2006, and its proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 21, 2006, and information regarding XM’s directors and executive officers is available in XM’s Annual Report on Form 10-K, for the year ended

December 31, 2005, which was filed with the SEC on March 3, 2006 and its proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on April 25, 2006. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available.